Exhibit 99.1

CONTACT:

Delisa Davis

RH Strategic for Digimarc Corporation

202-585-0210

ddavis@rhstrategic.com

Digimarc’s ID Systems Business to be Acquired by L-1 Identity Solutions

Digimarc to Focus on Growing Demand for Digital Watermarking Solutions

BEAVERTON, OR.  — March 24, 2008 — Digimarc (Nasdaq: DMRC) today announced it has entered into a definitive agreement to sell its ID Systems business to L-1 Identity Solutions, Inc. (NYSE: ID) in a stock and cash transaction valued at approximately $250 million based on the current market price of L-1 company stock.  The acquisition has been approved by the respective Boards of Directors of each company.

Under the terms of the definitive agreement, Digimarc stockholders will receive 50 percent of the purchase consideration in shares of L-1 stock and 50 percent in cash, subject to variations in the price of L-1 stock.  The cash consideration is approximately $120 million. The number of L-1 shares to be issued will be based on the average price of L-1 stock over the 20 consecutive trading days ending five days prior to closing of the transaction, which based on the current market price of L-1 stock is approximately 10.3 million shares.  If the price of L-1 stock exceeds $14 per share, the number shares will be reduced. Under the definitive agreement, the maximum number of L-1 shares that can be issued is 11.3 million. As part of the transaction, L-1 has agreed to purchase $5 million of the common stock of the new digital watermarking company at fair market value immediately following the spin-off. For a more detailed description of the terms and conditions of the transaction, please review the public filing of the agreement.

Pursuant to the definitive agreement, Digimarc’s Digital Watermarking business, together with all of Digimarc’s cash, will, immediately prior to closing of the acquisition, be contributed to a wholly-owned subsidiary of Digimarc which will be distributed to Digimarc’s shareholders in a taxable spin-off transaction.  Digimarc and L-1 will finalize the details of allocations between the Digital Watermarking business and the ID Systems business to be acquired by L-1, as well as the terms of transition services and license agreements between the two entities, with the next 45 days.

According to Bruce Davis, Digimarc Chairman and CEO, “The leadership of our companies shares a common vision for the future of identity management and the tremendous significance it has on the security and prosperity of people around the world.  High quality and timely provision of ID solutions is particularly important in the United States where federal and state governments are investing in much more comprehensive and secure systems than at any time in our past.  The addition of Digimarc’s ID business to L-1’s secure identity management portfolio will help our customers and theirs to rapidly move toward compliance with new federal regulations such as the REAL ID Act.  The extensive offering made possible by this combination will more effectively address many important goals, including strengthening national security, enhancing transportation safety, and protecting legitimate commercial interests.  In the international arena, this combination will enable L-1 to play a more significant role in the substantial global market for secure identification solutions.”

“The synergies between our secure credentialing businesses make this a natural combination and one that will deliver great benefit to our customers and the industry,” said Robert V. LaPenta, Chairman and CEO of L-1 Identity Solutions. “Digimarc’s expertise in centralized production, together with L-1’s biometric recognition and document authentication capabilities, will enable us to provide a secure end-to-end solution for issuance of government credentials like driver’s licenses.  Additionally, we believe that together we will offer the best in class technology to meet the needs of U.S. and international credentialing programs.”

“This relationship comes at a particularly opportune time for Digimarc, as we are experiencing an inflection point in adoption and revenue growth for digital watermarking,” said Davis.  “Our technology is beginning to permeate the full range of media content, from banknotes and secure credentials to television, movies, music, video games, digital images, advertisements, packaging, and industrial goods.  This transaction represents a great step forward for our shareholders, employees, and customers.  As we combine our ID Systems assets with global leader L-1 to form a more comprehensive offering responsive to our customers’ evolving needs, we are also redoubling our focus on the realization of our founding vision to making digital watermarking a standard feature in all media content.  This is a very exciting moment in our history.”

The transaction is expected to close in the second half of 2008 and is subject to customary regulatory approvals, including expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, completion of the spin-off of Digimarc’s Digital Watermarking business, and other closing conditions, including approval by Digimarc stockholders at the stockholder meeting.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC), based in Beaverton, Oregon, is a leading supplier of secure identity and media management solutions. Digimarc provides products and services that enable the annual production of more than 60 million personal identification documents, including two-thirds of U.S. driver licenses and IDs for more than 25 countries. Digimarc’s digital watermarking technology provides a persistent digital identity for various media content and is used to enhance the security of financial documents, identity documents and digital images, and support other media rights management applications.

Digimarc has an extensive intellectual property portfolio, with more than 360 issued U.S. patents with more than 7,500 claims, and more than 500 pending U.S. and foreign patent applications in digital watermarking, personal identification and related technologies. The Company is headquartered in Beaverton, Oregon, with other U.S. offices in Burlington, Massachusetts; Fort Wayne, Indiana; and the Washington DC area; and international offices in London and Mexico. Please go to www.digimarc.com for more company information.

About L-1 Identity Solutions

L-1 Identity Solutions, Inc. (NYSE: ID), together with its portfolio of companies, offers a comprehensive set of products and solutions for protecting and securing personal identities and assets.  Leveraging the industry’s most advanced multi-modal biometric platform for finger, face and iris recognition, our solutions provide a circle of trust around all aspects of an identity and the credentials assigned to it — including proofing, enrollment, issuance and usage.  With the trust and confidence in individual identities provided by L-1 Identity Solutions, government entities, law enforcement and border management agencies, and commercial enterprises can better guard the public against global terrorism, crime and identity theft fostered by fraudulent identity.  L-1 Identity Solutions is headquartered in Stamford, CT. For more information, visit www.L1ID.com.

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Securities Safe Harbor

With the exception of historical information contained in this release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, particularly those statements regarding the effects of the proposed spin-off and the proposed merger and those preceded by the words “believes,” “expects,” “estimates,” “anticipates,” “will” or words of similar import are statements of management’s opinion. These statements are subject to certain assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements herein or from historical results, due to changes in economic, business, competitive, technological and/or regulatory factors.  For instance, although Digimarc and L-1 have signed an agreement for Digimarc to spin off its digital watermarking business and a subsidiary of L-1 to merge with and into Digimarc, there is no assurance that they will complete the proposed spin-off and merger.  The proposed merger may not occur if the companies do not receive necessary approval of Digimarc’s shareholders, or if it is blocked by a government agency, or if either Digimarc or L-1 fail to satisfy other conditions to closing.  More detailed information about risk factors that may affect actual results is set forth in filings by Digimarc with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K, including but not limited to those described in the Company’s Form 10-K for the year ended December 31, 2007 in Part II, Item 7 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”) under the captions “Liquidity and Capital Resources” and “Factors Affecting Forward Looking Statements” and in Part II, Item 9A thereof (“Controls and Procedures”). Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this release.  Except as required by law, we undertake no obligation to publicly update or review any forward-looking statements to reflect events or circumstances that may arise after the date of this release

Additional Information

In connection with the proposed merger, L-1 Identity Solutions will file with the SEC a Registration Statement on Form S-4 that will include a proxy statement of Digimarc that also constitutes a prospectus of L-1 Identity Solutions.  Digimarc will mail the proxy statement/prospectus to its stockholders. L-1 Identity Solutions and Digimarc urge investors and security holders to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from L-1 Identity Solutions’ website (www.L1id.com) under the tab “Investor Relations” and then under the heading “Financial Information” then under the item “SEC Filings”. You may also obtain these documents, free of charge, from Digimarc’s website (www.digimarc.com) under the heading “Investors” and then under the tab “SEC Filings.”

L-1 Identity Solutions, Digimarc and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Digimarc stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Digimarc stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about L-1 Identity Solutions’ executive officers and directors in its definitive proxy statement filed with the SEC on March 20, 2008. You can find information about Digimarc’s executive officers and directors in its definitive proxy statement filed with the SEC on March 12 , 2008. You can obtain free copies of these documents from L-1 Identity Solutions and Digimarc using the contact information above.